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                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT


        This Employment Agreement ("Agreement") is made by and between Joseph G. Martinez ("Martinez") and JMAR Industries, Inc. ("JMAR").

        1. Title. Martinez shall be employed as Vice President/General Counsel of JMAR and shall report directly to the Chief Executive Officer of JMAR.

        2. Salary. As compensation for employment with the Company, Martinez will be paid $5,192.31 bi-weekly, which is equivalent to $135,000 per year.

        3. Management Incentive Bonus Program. As a corporate officer, Martinez will participate in JMAR's Management Incentive Bonus Program which pays cash bonuses based on the Company's consolidated annual profitability. For 1998, Martinez will be allocated a 15% participation share in the Corporate Office pool (the "Pool"), pro-rated based on the percentage of the year that he is employed by JMAR. (For example, if Martinez starts work at JMAR on May 1st, his pro-rated share of the Pool would be 2/3 x 15% or 10%).

        4. Auto Allowance. Martinez will receive $400 per month as an automobile expense allowance.

        5. Equity Participation. On his employment start date, Martinez will be granted 50,000 Employee Stock Options, subject to the conditions of JMAR's Employee Stock Option Plan ("Plan"), a copy of which is attached hereto. The principal elements of that Plan include:

        5.1 An option Exercise Price equal to the Closing price of JMAR stock as quoted on the NASDAQ National Market System for the five trading day average prior to the day that Martinez starts work.

        5.2 One third of Martinez' Options will vest (i.e., become exercisable) at the end of each successive twelve month period after Martinez' start date.

        5.3 If there is any contradiction between the summary of the elements of the Plan as described in this Agreement, and the Plan itself, the terms of the Plan shall govern and control.

        6. Office Location. The Company believes that the greater the amount of time that Martinez is able to spend in close proximity to the corporate staff, the greater will be his impact on JMAR's operations. Nevertheless, to accommodate Martinez' current and future living arrangements, the Company will make available to Martinez temporary office space at its Orange County facility (which currently houses the Company's California ASIC operations). Administrative staff support will be supplied by corporate office personnel located in San Diego.

        7.     Expense Reimbursements.

        7.1 The Company will reimburse Martinez for all of the reasonable out-of-pocket expenses that he incurs in the performance of his employment with JMAR, excluding any costs associated with travel between his Orange County office and San Diego.

        7.2 The Company will reimburse Martinez for his professional expenses to support his continuing status as a fully licensed attorney-at-law, including Annual California State Bar dues, continuing education classes and other educational seminars and events that are deemed to be in the Company's best interests.



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        7.3 The Company will also provide Martinez with an annual budget to purchase necessary legal periodicals and other reference material and computer software and hardware to enable him to access standard professional information sources.

        8. Relocation Expense. The Company will reimburse Martinez for reasonable, actual expenses involved in moving his primary residence from its present location to a location within a reasonable daily commute from JMAR's corporate office pursuant to its standard Relocation Policy.

        9.     Home Sale Realtor Fee Reimbursement.

        9.1 The Company will reimburse Martinez for 50% of any Realtors fees incurred in connection with the sale of his current residence located in Torrance, California providing the escrow on such sale is closed and the fee is paid no later than August 31, 1998.

        9.2 If Martinez sells his current home in Torrance and re-locates his permanent residence to San Diego County prior to August 31, 1998, the Company will reimburse him for 100% of the Realtor fees incurred in connection with the sale of his Torrance home.

        10. Employee Benefits. Martinez will be enrolled in JMAR's employee medical, dental and life insurance programs and will be eligible for all of the benefits described in the employee benefit section of the enclosed "Personnel Handbook". JMAR reserves the right to modify, supplement or rescind any of its insurance programs and benefits at any time, in its sole discretion. He will accrue three weeks paid vacation per year and will also be eligible to participate in JMAR's 401(k) Plan (see the copy of the attached Plan Description).

        11. First Year Of Employment. The following provisions shall govern the term, duration, and termination of employment for the first year (365 consecutive days regardless of any leave of absence, vacation or sick days) of Martinez employment:

        11.1 During the first year of employment, this Agreement shall terminate upon the occurrence of any of the following events: (a) the death of Martinez; (b) the incapacity or disability of Martinez, which renders him unable to perform substantially all of the services contemplated by this Agreement for a continuous period of sixty (60) days; or (c) the mutual agreement of Martinez and the Company.

        11.2 This Agreement may be terminated by the Company prior to completion of the first year of employment on the happening of one or more of the following events: (a) the commission of an act of fraud, dishonesty, or embezzlement by Martinez; (b) the willful neglect by Martinez in the performance of the services contemplated by this Agreement in such manner as to provide reasonable cause for terminating his services; or
        (c) the breach by Martinez of any of the covenants or obligations under this Agreement and such breach provides reasonable cause for the Company to terminate this Agreement; provided that, in order to terminate this Agreement pursuant to clauses (b) and (c) of this Paragraph 11.2, JMAR shall have given thirty (30) days written notice of termination to Martinez, and Martinez shall have failed to fully cure or correct such willful neglect or breach within the thirty days immediately following such notice.

        11.3 This Agreement may be terminated by Martinez prior to the first year on thirty (30) days written notice of termination to JMAR if JMAR breaches any of its covenants or obligations under the Agreement and such breach provides reasonable cause for Martinez to terminate this Agreement.

        11.4 In addition to the circumstances under which this Agreement may be terminated by the Company pursuant to Paragraph 11.2, the Company may terminate this Agreement at any time, without cause, upon thirty (30) days written notice of termination to Martinez; provided, however,



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        should the Company terminate this Agreement pursuant to this Paragraph
        11.4 prior to the end of the first year of employment (other than a termination pursuant to the provisions of Paragraph 11.2), then Martinez shall become entitled to receive as severance pay an amount equal to the balance of the compensation that would have been payable to him through the end of the first year of employment (subject to earlier termination on the happening of the event specified in Paragraph 11.2), payable at the rate and times as such compensation would have been payable to Martinez had this Agreement not been terminated pursuant to this Paragraph. In addition to the payment of such severance pay, all insurance policies in which Martinez participates shall continue through the end of what otherwise would have been the first year of employment.

        11.5 If employment is terminated under this Agreement for any reason by any party hereto, then Martinez' employment with JMAR shall terminate.

        12. Employment After The First Year. If employment continues for more than one year, the following provisions shall govern the term, duration, and termination of employment:

        12.1 If employment continues beyond the first year, employment will be at-will and may be terminated at any time, for any reason, by either JMAR or Martinez. If the Company decides to terminate Martinez, it or they will provide thirty (30) days notice and Martinez will receive an additional sixty (60) days severance pay, unless the termination is on the ground set forth in Paragraph 12.3(b) below, in which case Martinez will receive neither notice nor severance.

        12.2 Martinez and the Company understand and agree that Martinez and the Company have the right to terminate Martinez' employment at any time for any reason, with or without cause. Martinez and the Company understand and agree that nothing in the Company's employee handbooks or its other policies is intended to be, and nothing in them should be construed to be, a limitation on the right to terminate the employment relationship at any time for any reason.

        12.3 Notwithstanding the notice provision in Paragraph 12.1 above, this Agreement shall terminate immediately (without advance notice) on the happening of one or more of the following events: (a) the death of Martinez; or (b) the commission of an act of fraud, dishonesty, or embezzlement by Martinez.

        12.4 This Agreement contains the entire agreement between the parties as to the term and duration of the employment. It supersedes any and all other agreements, either oral or in writing between the parties hereto with respect to Martinez' term of employment and the termination thereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and acknowledges that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, or course of conduct, but only by an agreement in writing signed by both the Chairman or the CEO of JMAR and by Martinez.

        13.    Confidential Information.

        13.1 Concurrently herewith, Martinez shall enter into an Invention and Secrecy Agreement substantially similar to the agreement executed by the other key employees of JMAR. This Agreement is intended to supplement and not limit or restrict the provisions of such Invention and Secrecy Agreement. Martinez will acknowledge that, in the course of the performance of Martinez' services hereunder, he may become acquainted with confidential information regarding JMAR (and companies affiliated with or owned, operated, or supervised by JMAR) and their business, operations, finances, personnel, accounts, customers, and suppliers. This information may include information relating to persons, firms, corporations, and other entities which are or become



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        suppliers or customers of JMAR (or a company affiliated with or owned, operated, or supervised by JMAR). Martinez agrees he will not, either during the term of this Agreement or thereafter, without the prior express written consent of JMAR, disclose or make any use of such confidential information except as may be required in the course of the performance of Martinez' services hereunder.

        13.2 The undertakings and obligations of the parties under this Agreement shall not apply to any proprietary information which:

               (a) Is disclosed in a printed publication available to the public, is described in a patent anywhere in the world, or is otherwise in the public domain at the time of disclosure;

               (b) Is generally disclosed to third parties by the disclosing party without restriction on such third parties; or

               (c) Is approved for release by written authorization of the disclosing party.

        14. Protection Of Property. All records, files, manuals, list of customers, blanks, forms, materials, furnished to Martinez by the Company (or any company affiliated with or owned, operated, or supervised by the Company), used on its behalf or generated or obtained during the course of the performance of Martinez' services hereunder, shall be and remain the property of the Company (or any company affiliated with or owned, operated, or supervised by the Company, as the case may be). Martinez shall be a holder thereof for the sole use and benefit of the Company (or any companies affiliated with or owned, operated, or supervised by the Company, as the case may be) and shall safely keep and preserve such property, except as consumed in the normal business operations of the Company (or any company affiliated with or owned, operated, or supervised by the Company, as the case may be). Martinez acknowledges that this property is confidential and is not readily accessible to the competitors of the Company. Upon termination of this Agreement hereunder, Martinez shall immediately deliver to the Company, or its authorized representatives, all such property, including all copies, remaining in Martinez' possession or control.

        15. Severability. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

        16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        17. Waiver. The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

        18. Arbitration. Except as otherwise required by law, any controversy or claim arising out of or relating to this Agreement or the breach or termination thereof, shall be settled by arbitration in San Diego County, California in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have no authority whatsoever to make an award of punitive damages to either side. By agreeing to arbitration under this paragraph, JMAR and Martinez understand they are agreeing to have any dispute relating to Martinez' employment decided by a neutral arbitrator and as to those disputes decided by the neutral arbitrator, JMAR and Martinez are giving up their right to a jury or court trial and giving up their right, if any, to seek punitive damages against each other.



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        19. Effective Date. This Agreement shall become effective on the date
Martinez begins employment with JMAR.




Date:   4/15/98                             /s/ John S. Martinez
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                                            John S. Martinez
                                            Chairman of the Board
                                            JMAR

Date:  4/13/98                              /s/ Barry Ressler
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                                            Barry Ressler

Date:  4/13/98                              /s/ C. Neil Beer
     -----------------                      ------------------------------------
                                            Dr. C. Neil Beer

Date:  4/15/98                              /s/ Vernon H. Blackman
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                                            Dr. Vernon H. Blackman

Date:  4/15/98                              /s/ James H. Banister, Jr.
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                                            James H. Banister, Jr.

Date:  April 16, 1998        Agreed To:     /s/ Joseph G. Martinez
     -----------------                      ------------------------------------
                                            Joseph G. Martinez



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